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                                                                   EXHIBIT 10.29

June 28, 1994



VIA FACSIMILE  (213) 655-7631

Mr. Marty Garcia
CBS Television
7813 Beverly Boulevard
Los Angeles, CA 90036

     Re:  "Felix"; Commercial Bumpers

Dear Marty:

For purposes of clarification, I would like confirm the terms of the agreement between Film Roman, Inc. ("FRI") and CBS Television ("CBS") for the production and license of fifty (50) five-second commercial bumpers (the "Bumpers") using the character "Felix the Cat".

As between CBS and FRI, FRI shall own all right, title and interest in and to the Bumpers, including the copyright therein and any renewals thereof. CBS shall pay FRI the sum of $200,000 in consideration of FRI's license to CBS (the "License") of the Bumpers for use in connection with five (5) half-hour Saturday morning series (the "Series") broadcast by CBS, and the promotion thereof. In the event CBS broadcasts the Bumpers after the one year anniversary of the initial broadcast of the Bumpers, CBS shall pay FRI the additional sum of $25,000. The License shall expire ten years from FRI's delivery of the Bumpers and shall be limited to the territory of the United States. During the initial year of broadcast of the Bumpers, CBS shall be entitled to utilize the Bumpers in connection with Saturday morning series other than the Series only if CBS accepts responsibility for all union payments required as a result of such additional use. As of the one year anniversary of the initial broadcast of any of the Bumpers, CBS shall be responsible for all union payments required as a result of exploitation of the Bumpers by CBS.

Notwithstanding the foregoing, FRI shall transfer all of its rights to the compositions embodied in the Bumpers, but only with regard to the territory of the United States, and subject to FRI's right to embody such compositions in future FRI productions without payment of fees to CBS or its successors-in-interest. All other rights not granted herein are expressly reserved by FRI.

Mr. Marty Garcia
CBS Television
June 28, 1994
Page 2

If the foregoing comports with your understanding of this matter, please so indicate by arranging for execution of four (4) originals of this letter and returning them to my attention.

Best regards,


/s/ Raul Galaz
- --------------------------------------
Raul Galaz
Business Affairs

AGREED TO AND ACCEPTED:
CBS TELEVISION


BY:/s/ Martin Garcia
   -----------------------------------
     An Authorized Signatory

cc:  Walter Calmette (via facsimile)
     Don Oriolo (via facsimile)
     Stewart Prajer, Esq. (via facsimile)
     Phil Roman
     Bill Schultz
     Greg Arsenault